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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the December 1, 1987 Prospectus (Registration No. 33-07056-A) of our report, dated February 19, 2002, on the financial statements of Yager/Kuester Public Fund Limited Partnership, which appears on page 5 of this annual report on Form 10-K for the year ended December 31, 2001 and to the reference of our Firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Charlotte, North Carolina
March 28, 2002